UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

POWERVERDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27866	88-0271109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21615 N. 2nd Avenue, Phoenix, Arizona	85027
(Address of principal executive offices)	(Zip Code)

(623) 780-3321
(Registrant’s telephone number including area code)

Vyrex Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non−Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 20, 2008, the Board of Directors of PowerVerde, Inc., a Delaware corporation formerly known as Vyrex Corporation (the “Company”), after consultation with the Company’s management, its independent accountants and the staff of the Division of Corporate Finance of the U.S. Securities and Exchange Commission (the “Staff”), has determined to change the accounting treatment of the previously announced February 12, 2008, merger transaction among the Company, PowerVerde Systems, Inc., formerly known as PowerVerde, Inc., and Vyrex Acquisition Corporation, a wholly-owned subsidiary of the Company (the “Merger”). The new accounting treatment will be identical to that of a reverse acquisition, except that no goodwill and other intangibles will be recorded. Moreover, at the time of the Merger, PowerVerde Systems, Inc. was the operating entity and, since the Merger, its operations have represented the sole operations of the Company and the historical financial statements presented for the Company will be those of PowerVerde Systems, Inc., the operating subsidiary. This change will require that the Company’s previously filed Forms 10-Q for the quarters ended March 31, 2008 and June 30, 2008 be amended to include restated financial statements. Accordingly, these financial statements should no longer be relied upon. The Company will amend these quarterly reports to include restated financial statements in the near future.

In addition, on August 20, 2008, the Board, after consultation with the Company’s management, its independent accountants and the Staff, determined to amend the Company’s previously filed Form 10-KSB for the year ended December 31, 2007, to include an omitted paragraph in the controls and procedures item, as well as changes to the auditor’s report and restated financial statements for the pre-Merger development stage reporting period. Accordingly, the financial statements and related auditor reports included in the Form 10-KSB, should no longer be relied upon. The Company will amend this annual report to include these changes in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERVERDE, INC.

Dated: August 25, 2008	By:	/s/ George Konrad
George Konrad
Principal Executive Officer